SUBSIDIARIES OF THE COOPER COMPANIES, INC. A DELAWARE CORPORATION

NAME	JURISDICTION OF INCORPORATION
The Cooper Companies, Inc.	Delaware
CooperVision, Inc.	New York
Eyecare Prime LLC	California
Paragon Vision Sciences, Inc.	Arizona
SynergEyes, Inc.	California
SynergEyes UK Ltd.	United Kingdom
Cooper Global Holdings, Inc.	Delaware
TCC Holdings LLC	Delaware
The Cooper Companies Global Holdings LP	England-Wales
CooperVision Global Ltd.	United Kingdom
CooperVision International Holding Company, LP	England-Wales
CooperVision do Brasil Ltda	Brazil
CooperVision Singapore Pte Ltd	Singapore
CooperVision Optical Trade (Shanghai) Ltd	China
CVI Contact Lens Pvt. Ltd.	India
CooperVision International Ltd.	United Kingdom
CooperVision Vision Manufacturing Puerto Rico LLC	Puerto Rico
CooperVision Manufacturing Costa Rica SRL	Costa Rica
CooperVision (UK) Holdings Ltd.	United Kingdom
CooperVision Ltd.	United Kingdom
CooperVision Manufacturing Limited	United Kingdom
CooperVision Australia Pty Limited	Australia
CooperVision Distribution SRL	Belgium
CooperVision Canada Corp.	Canada
CooperVision S.A.S.	France
CooperVision GmbH	Germany
CooperVision Italia srl	Italy
CooperVision Nederland BV	Netherlands
CooperVision Nederland, Belgian Branch	Belgium
CooperVision Japan, Inc.	Japan
CooperVision Iberia SL	Spain
CooperVision S.A. (Pty) Limited	South Africa
CooperVision Nordic AB	Sweden
CooperVision Sarl	Switzerland
CooperVision RUS LLC	Russia
CooperVision Israel Ltd.	Israel
CooperVision Lens Care Ltd.	United Kingdom
Sauflon CL Ltd.	United Kingdom
CooperVision CL Kft	Hungary
Cooper Medical, Inc.	Delaware
CooperSurgical, Inc.	Delaware
CooperGenomics, Inc.	Delaware
Invitro Genetics LLC	Delaware
Reprogenetics LLC	Delaware
LifeGlobal Group LLC	Connecticut
Generate Parent LLC	Delaware
Generate Intermediate LLC	Delaware
Generate Life Sciences, Inc.	Delaware
Generate GCP Coinvest LLC	Delaware
Generate L Blocker LLC	Delaware
Generate NQ Blocker LLC	Delaware
Generate LNQ Holdings LLC	Delaware
Cryobank Holdings LLC	Delaware
California Cryobank LLC	Delaware
CCB-Kitazato LLC	Delaware

CCB-DEB LLC	Delaware
CCB-Fertility Tech LLC	Delaware
Donor Application LLC	Delaware
DEB Donor Egg Bank Canada Ltd	Canada
California Cryobank Stem Cell Services LLC	Delaware
CCB-NWC LLC	Delaware
CCB-MCB LLC	Delaware
Generate IP Holdings LLC	Delaware
Generate Sperm Bank Canada Ltd.	Canada
CBR Acquisition Holding Corp.	Delaware
CBR Systems, Inc.	Delaware
Generate International LLC	Delaware
Insception Biosciences, Inc.	Canada
Generate Life Sciences Australia Pty Ltd	Australia
Generate CC Australia Pty Ltd	Australia
SC Storage Holdings Pty Ltd	Australia
SC Storage Finance Pty Ltd	Australia
SC Storage Operations Pty Ltd	Australia
Cell Care Australia Pty Ltd	Australia
Cell Care Australia Pty Ltd, New Zealand Branch	Australia
CooperSurgical Distribution B.V.	Netherlands
Cooper Surgical Holdings Ltd.	United Kingdom
CooperMedical S.r.l.	Costa Rica
Invitro Genetics Ltd.	United Kingdom
Research Instruments Ltd.	United Kingdom
Origio A/S	Denmark

Each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above.